Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of June 10, 2019, by and among INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation (“Borrower”), the Lenders (as defined below) party hereto, and SUNTRUST BANK, as the administrative agent for itself and on behalf of the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Borrower, the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders (the “Lenders”), and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of April 13, 2017, as amended by that certain First Amendment to Credit Agreement dated as of October 26, 2017, as further amended by that certain Second Amendment to Credit Agreement dated as of December 26, 2017, and as further amended by that certain Third Amendment to Credit Agreement dated as of June 19, 2018 (collectively, as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case subject to the terms and conditions hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:

SECTION 1.    Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2.    Amendments to Credit Agreement.

(a)    Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “NOLV Percentage” in its entirety as follows:

“NOLV Percentage” shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the value that is estimated to be recoverable in an orderly liquidation of Inventory that is the subject of a Qualified Appraisal, as determined from time to time in a Qualified Appraisal, net of all liquidation costs, discounts, and expenses and (b) the denominator of which is the applicable Value of the Inventory that is the subject of such Qualified Appraisal; provided that, with respect to any Inventory that has been the subject of a Qualified Appraisal, so long as no Event of Default has occurred and is continuing, no subsequent Qualified Appraisal shall be required with respect to such Inventory so long as both (i) no Revolving Loans, Swing Loans, or Agents Advances are outstanding and (ii) Excess Availability shall not have been less than 66.67% of Availability for a period of five (5) consecutive Business Days.

(b)    Amendment to Section 6.9. Section 6.9 of the Credit Agreement is hereby amending and restated in its entirety as follows:

Section 6.9    Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or its Restricted Subsidiary, as the case may be. Each Credit Party will, and will permit each of its Restricted Subsidiaries to, permit representatives and agents of the Administrative Agent to (a) visit and inspect the properties at the time of any Field Exam or appraisal permitted hereunder or, if an Event of Default has occurred and is continuing, at any time, in each case during normal business hours and, if no Event of Default has occurred and is continuing, with reasonable prior notice, (b) inspect and make extracts from and copies of the Credit Parties’ and their Restricted Subsidiaries’ books and records during the course of such inspections, (c) conduct Field Exams and appraisals; provided that no more than one (1) one Field Exam and one (1) appraisal may be conducted per fiscal year unless (i) Excess Availability is less than the greater of (x) $12,500,000 and (y) fifteen percent (15%) of Availability at any time during such fiscal year, in which case up to two (2) Field Exams and two (2) appraisals may be conducted during such fiscal year, or (ii) an Event of Default has occurred and is continuing, in which case there shall be no limit on the number and frequency of Field Exams and appraisals that may be conducted; provided further that, with respect to any assets, liabilities, books and records that have been the subject of a Field Exam and an appraisal, so long as no Event of Default has occurred and is continuing, no subsequent Field Exams or appraisals shall be required to be conducted with respect to such assets, liabilities, books and records so long as both (i) no Revolving Loans, Swing Loans, or Agents Advances are outstanding and (ii) Excess Availability shall not have been less than 66.67% of Availability for a period of five (5) consecutive Business Days, and (d) discuss with the Credit Parties’ and their Restricted Subsidiaries’ respective principal officers the Credit Parties’ or such Restricted Subsidiaries’ businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Credit Parties or such Restricted Subsidiaries, and the Credit Parties shall cooperate with the Administrative Agent and its representatives and agents in connection with all such inspections, appraisals and discussions. Any other member of the Lender Group may, at its expense, accompany the Administrative Agent on any regularly scheduled visit to the Credit Parties and their Restricted Subsidiaries’ properties.

SECTION 3.    Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent except as otherwise agreed between Borrower and the Administrative Agent:

(a)    the Administrative Agent’s receipt of this Agreement duly executed by each of (i) Borrower, (ii) the Administrative Agent and (iii) the Majority Lenders.

(b)    Payment of all fees and expenses payable to the Administrative Agent in connection with the execution and delivery of this Amendment, including, without limitation, fees and expenses of counsel to the Administrative Agent.

SECTION 4.    Miscellaneous Terms.

(a)    Loan Document. For avoidance of doubt, Borrower (on behalf of each Loan Party), each Lender party hereto and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.

(b)    Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.

(c)    No Novation or Mutual Departure. Borrower (on behalf of each Loan Party) expressly acknowledges and agrees that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Loan Party to the Administrative Agent or any Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d)    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(e)    Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(f)    Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(g)    Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(h)    Further Assurances. Borrower (on behalf of each Loan Party) agrees to take, at the Loan Parties’ expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(i)    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(j)    Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

BORROWER:

INSTALLED BUILDING PRODUCTS, INC., a Delaware corporation

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	EVP & CFO

[SunTrust/IBP — Fourth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent, an Issuing Bank, Swing Bank and a Lender

By:	/s/ Michael Dembski
Name:	Michael Dembski
Title:	Director

[SunTrust/IBP — Fourth Amendment to Credit Agreement]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, as an Issuing Bank and a Lender

By:	/s/ Linda Skinner
Name:	Linda Skinner
Title:	VP

[SunTrust/IBP — Fourth Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven C. Gonzalez
Name:	Steven C. Gonzalez
Title:	Vice President

[SunTrust/IBP — Fourth Amendment to Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Carrie Glick
Name:	Carrie Glick
Title:	Managing Director

[SunTrust/IBP — Fourth Amendment to Credit Agreement]